EXHIBIT 10a.

Bristol-Myers Squibb Company
345 Park Avenue
New York, New York 10154

Citibank, N.A., as Administrative Agent
388 Greenwich Street
New York, New York 10013
Attention: Richard Rivera
June 1, 2015

Ladies and Gentlemen:

Re: Extension of Maturity Date

Reference is made to the Five Year Competitive Advance and Revolving Credit Facility Agreement, dated as of September 29, 2011, as amended, supplemented or otherwise modified prior to the date hereof (the “Credit Agreement”) among Bristol-Myers Squibb Company, a Delaware corporation (the “Company”), the Borrowing Subsidiaries, the lenders parties thereto (the “Lenders”), certain Agents, Citibank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.

Pursuant to Section 2.5 of the Credit Agreement, the Company hereby requests that the Lenders extend the Maturity Date in effect on the date hereof (i.e., October 1, 2018) to the first anniversary of such Maturity Date, such that the extended Maturity Date under the Credit Agreement will be October 1, 2019. This letter shall constitute an “Extension Letter” as referred to in Section 2.5 of the Credit Agreement.

Very truly yours, BRISTOL-MYERS SQUIBB COMPANY
By: /s/ Jeffrey Galik Name: Jeffrey Galik Title: Senior Vice President and Treasurer

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